For the fiscal period ended 12/31/04
File number 811-5186

                                  SUB-ITEM 77-0

                                  EXHIBITS
                                  --------

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund: American Skandia Trust - AST DeAM Bond Portfolio

1.   Name of Issuer:
         MBNAS 04-A4

2.   Date of Purchase
         04/06/04

3.   Number of Securities Purchased
         14,512.335

4.   Dollar Amount of Purchase
         $1,450,000

5.   Price Per Unit
         $99.915

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
         Lehman

7.   Other Members of the Underwriting Syndicate
         See Exhibit A

EXHIBIT A
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UNDERWRITER
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Barclays Capital
Lehman Brothers
Banc of America Securities
Credit Suisse First Boston
Deutsche Bank Securities
JP Morgan
Merrill Lynch